UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2017

SERITAGE GROWTH PROPERTIES

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Fifth Avenue, 18th Floor New York, New York	10017
(Address or principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 355-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2017, Seritage Growth Properties (the “Company”), in its capacity as the general partner of Seritage Growth Properties, L.P. (the “Operating Partnership”), entered into an Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “LPA Restatement”), designating and classifying the Series A Preferred Units of the Operating Partnership (the “Preferred Units”). The Company intends to contribute the net proceeds of its offering of 2,800,000 Series A Preferred Shares (as defined below) to the Operating Partnership in exchange for Preferred Units. The Preferred Units have economic terms that are substantially similar to the Series A Preferred Shares.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the LPA Restatement, which is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 3.03	Material Modifications to Rights of Security Holders.

On December 13, 2017, the Company filed Articles Supplementary (the “Articles Supplementary”) to the Company’s Declaration of Trust with the State Department of Assessments and Taxation of Maryland, which became effective upon acceptance for record. The Articles Supplementary classify and designate 3,220,000 of the Company’s authorized preferred shares, par value $0.01 per share, as Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series A Preferred Shares”).

The Company will pay quarterly cumulative dividends, in arrears, on the Series A Preferred Shares from, and including, the date of original issue, payable on the 15th day of January, April, July and October of each year (or if such day is not a business day, the next succeeding business day), when and as authorized by the Company’s board of trustees and declared by the Company, beginning on April 15, 2018, at the rate of 7.00% per year of the $25.00 liquidation preference per share, or $1.75 per Series A Preferred Share per year. The Series A Preferred Shares have no stated maturity date, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless redeemed by the Company or converted in connection with a Change of Control (as defined below) by holders of the Series A Preferred Shares as discussed below.

The Company may not redeem the Series A Preferred Shares until December 14, 2022, except to preserve the Company’s status as a real estate investment trust. On and after December 14, 2022, the Company may, at its option, redeem the Series A Preferred Shares, in whole or in part, at any time and from time to time, by paying $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the redemption date.

Upon the occurrence of a Change of Control, the Company may, at its option, redeem the Series A Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the redemption date. Upon the occurrence of a Change of Control, each holder of the Series A Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of the Company’s election to redeem the Series A Preferred Shares) to convert some or all of the Series A Preferred Shares held by such holder on the Change of Control Conversion Date into a number of the Company’s Class A common shares of beneficial interest, par value $0.01 per share (the “common shares”), per Series A Preferred Share to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date for a Series A Preferred Share dividend payment and prior to the corresponding Series A Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), and

•	1.26008 (i.e., the Share Cap), subject to certain adjustments,

subject, in each case, to provisions for the receipt of alternative consideration as described in the Articles Supplementary.

A “Change of Control” is when, after the original issuance of the Series A Preferred Shares, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

The “Change of Control Conversion Date” is the date fixed by the Company’s board of trustees, in its sole discretion, as the date the Series A Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides notice of the Change of Control as described in the Articles Supplementary to holders of the Series A Preferred Shares.

The “Common Share Price” will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of the Company’s common shares is solely cash; and (ii) the average of the closing prices for the Company’s common shares on the NYSE for the ten consecutive trading days immediately preceding, but excluding, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of the Company’s common shares is other than solely cash.

With respect to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Company’s affairs, the Series A Preferred Shares will rank senior to the Company’s common shares and the Company’s non-voting shares and all other equity securities issued by the Company ranking junior to such Series A Preferred Shares; pari passu with any class or series of the Company’s equity securities issued by the Company, the terms of which specifically provide that such class or series are of equal rank with the Series A Preferred Shares (“parity preferred”); and junior to all of the Company’s existing and future indebtedness and to all equity securities issued by the Company, the terms of which specifically provide that such securities rank senior to the Series A Preferred Shares. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, then holders of the Series A Preferred Shares will be entitled to be paid out of the Company’s assets legally available for distribution to its shareholders a liquidation preference of $25.00 per share, plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) to, but excluding, the date of payment, before any payment is made to the holders of the Company’s common shares, its non-voting shares or any of its other equity securities ranking junior to the Series A Preferred Shares.

Holders of the Series A Preferred Shares will generally have no voting rights. However, if the Company fails to pay dividends on any Series A Preferred Shares for six or more quarterly periods, whether or not consecutive, the holders of such shares (voting together as a single class with the holders of all other series of parity preferred, if any, upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees to serve on the Company’s board of trustees until all dividends in arrears on the outstanding Series A Preferred Shares have been paid. In addition, the issuance in the future of senior shares or certain amendments to the Company’s declaration of trust, whether by merger, consolidation or business combination or otherwise, materially and adversely affecting the rights of holders of Series A Preferred Shares are not permitted to be made without the affirmative vote of holders of at least two-thirds of the outstanding Series A Preferred Shares and shares of any class or series of shares ranking on a parity with the Series A Preferred Shares entitled to similar voting rights, if any, voting as a single class.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Articles Supplementary, filed as Exhibit 3.2 to the Company’s Form 8-A filed December 14, 2017 and incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary Establishing and Fixing the Rights and Preferences of 7.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (incorporated by reference to Exhibit 3.2 to the Company’s registration statement on Form 8-A filed on December 14, 2017).

4.1	Form of specimen certificate evidencing the 7.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form 8-A filed on December 14, 2017).

5.1	Opinion of Venable LLP

10.1	Amended and Restated Agreement of Limited partnership of Seritage Growth Properties, L.P., dated as of December 14, 2017

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2017	SERITAGE GROWTH PROPERTIES

	By:	/s/ Matthew Fernand
	Name:	Matthew Fernand
	Title:	Executive Vice President, General Counsel & Secretary